UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2018

BAIN CAPITAL SPECIALTY FINANCE, INC.

(Exact name of Registrant as Specified in Its Charter)

DELAWARE	814-01175	81-2878769
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 CLARENDON STREET, 37TH FLOOR, BOSTON, MA	02116
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 516-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01 Other Events.

On November 28, 2018, Bain Capital Specialty Finance, Inc. (the “Company”) issued a press release, included herewith as Exhibit 99.1, announcing that on November 28, 2018, the board of directors of the Company (the “Board”) recommended the submission of a proposal for stockholders to approve the application of the 150% minimum asset coverage ratio to the Company at a Special Meeting of Stockholders (“Asset Coverage Proposal”).

On the same day, the Board, including a “required majority” (as such term is defined in Section 57(o) of the Investment Company Act of 1940, as amended (the “1940 Act”)) of the Board, also approved the application of the modified asset coverage requirements set forth in Section 61(a)(2) of the 1940 Act, as amended by the Small Business Credit Availability Act. As a result, the Company’s asset coverage requirements applicable to senior securities will be reduced from 200% to 150%, effective on November 28, 2019.  However, if the Asset Coverage Proposal is approved by the required votes of the Company’s stockholders at such Special Meeting of Stockholders, the Company would become subject to the 150% minimum asset coverage ratio the day after such stockholder approval instead of November 28, 2019. In addition, the Company expects to reduce its annual base management fee from 1.5% to 1.0% on all assets financed using leverage over 1.0x debt to equity.

Item 9.01 — Financial Statements and Exhibits

(d)          Exhibits:

Exhibit Number	Description

99.1	Press Release, dated November 28, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAIN CAPITAL SPECIALTY FINANCE, INC.
(Registrant)

Date: November 28, 2018	By:	/s/ Michael Treisman
	Name:	Michael Treisman
	Title:	Secretary